Exhibit 2
                        HORIZON ENERGY DEVELOPMENT, INC.
                                INCOME STATEMENT
                                   (Unaudited)

                                             Three Months Ended
                                             September 30, 1998
                                             ------------------

Operating Revenues                              $ 3,473,003
                                                -----------

Operating Expenses:
   Fuel Used in Heat and Electric Generation      7,547,980
   Operation Expense                             (1,297,315)
   Maintenance Expense                             (604,737)
   Property, Franchise and Other Taxes            1,138,083
   Depreciation, Depletion and Amortization       2,256,255
                                                -----------
Total Operating Expenses                          9,040,266
                                                -----------

Operating Loss                                   (5,567,263)
                                                -----------

Other Income                                      2,401,796
                                                -----------

Interest Charges                                  2,715,594
                                                -----------

Loss Before Income Taxes                         (5,881,061)
                                                -----------

Income Taxes - Current                           (3,254,382)
             - Deferred                           1,404,836
                                                -----------
                                                 (1,849,546)
                                                -----------

Minority Interest in Foreign Subsidiaries           822,693
                                                -----------

Net Loss                                        $(3,208,822)
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